                                                                   EXHIBIT 23.05

                        [Arthur Andersen LLP Letterhead]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 Registration Statement (Amendment No. 1) of Northern States Power Company of our report dated February 23, 1999, on the consolidated financial statements of New Century Energies, Inc. and subsidiaries included in the Combined Annual Report on Form 10-K of New Century Energies, Inc. for the year ended December 31, 1998, our report dated February 23, 1999 on the consolidated financial statements of New Century Energies, Inc. and subsidiaries included in the New Century Energies, Inc. Form 8-K dated February 23, 1999, and to all references to our Firm included in this Form S-4 Registration Statement, as amended.


                                        /s/ Arthur Andersen LLP



Denver, Colorado
May 18, 1999